UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-26660 (Commission File Number)	94-2928582 (IRS Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA (Address of principal executive offices)	94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     ESS Technology, Inc. (the “Company”) previously announced that on February 21, 2008, the Company, Echo Technology (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Semiconductor Holding Corporation, a Delaware corporation and wholly owned subsidiary of Imperium Master Fund, Ltd. (“Imperium”), and Echo Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Imperium entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company is expected to be acquired by Imperium (the “Merger”).
     At the Annual Shareholder Meeting of the Company, held on June 27, 2008, the shareholders approved the proposed reincorporation of the Company to Delaware and the re-election of the Company’s directors: Robert L. Blair, John Marsh, Peter Mok, Alfred Stein and David Lee. On June 27, 2008, the Company issued a press release announcing the shareholder approval of the reincorporation of the Company to Delaware. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by ESS Technology, Inc., dated June 27, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by ESS Technology, Inc., dated June 27, 2008.